SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2004

                             Alpena Bancshares, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        United States                   0-31957                 38-3567362
-------------------------------     ---------------         --------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

                  100 S. Second Avenue, Alpena, Michigan 49707
              -----------------------------------------------------
             (Address of principal executive offices, with zip code)


       Registrant's telephone number, including area code: (989) 356-9041


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events


     On February 6, 2004, First Federal of Northern Michigan (the "Bank"), a Federally chartered savings bank wholly owned by Alpena Bancshares, Inc. ("ABI"), a federally chartered holding company, signed a definitive Purchase and Assumption Agreement ("Agreement") with North Country Bank and Trust, a Michigan state-chartered bank, to acquire two of North Country Bank and Trust's branches located at 6230 River Street, Alanson, Michigan and 625 North Williams Street, Mancelona, Michigan.

     The transaction will include the assumption of approximately $13.0 million in deposits and the purchase of approximately $17,000 in loans related to the two branches.

     The transaction, which is subject to regulatory approval, is expected to be completed in the second quarter of 2004.

     A press release issued by ABI on February 10, 2004 announcing the execution of the Agreement is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.



 (c) Exhibit 99.1 Press Release dated February 10, 2004.


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


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ALPENA BANCSHARES, INC.


Dated:  February 13, 2004                  By: /s/ Martin A. Thomson
                                               ---------------------------------
                                               Martin A. Thomson
                                               President and CEO

                                  EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------

Exhibit 99.1     Press Release dated February 10, 2004.